Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 1 to Form F-4 of our report dated March 18, 2022, relating to the consolidated financial statements of Sands China Ltd. and its subsidiaries.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte Touche Tohmatsu

Certified Public Accountants
Hong Kong
April 4, 2022